UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 2, 2006

                   CHARDAN NORTH CHINA ACQUISITION CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Delaware                000-51431                 20-2479743
          --------                ---------                 ----------
(State or Other Jurisdiction     (Commission             (IRS Employer
    of Incorporation)            File Number)          Identification No.)

              625 Broadway, Suite 1111, San Diego, California 92101
              -----------------------------------------------------
              (Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: (858) 847-9000

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|x| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

General; Structure of Acquisition

      On February 2, 2006, Chardan North China Acquisition Corporation ("CNCAC") entered into a Stock Purchase Agreement ("Purchase Agreement") with all the stockholders of Gifted Time Holdings Limited, a British Virgin Islands corporation, pursuant to which CNCAC will acquire Gifted Time Holdings Limited. Gifted Time Holdings Limited is a British Virgin Islands holding company formed for the purpose of owning, as of the closing, majority interests in two Chinese companies engaged in the production and sale of industrial automation and control systems. The major operating companies are Beijing HollySys Co. Ltd. ("Beijing HollySys") and Hangzhou HollySys Automation Co., Ltd. ("Hangzhou HollySys", and collectively with Beijing HollySys, "HollySys"). (For convenience of reference, we refer to Gifted Time Holdings Limited as "HollySys Holdings" in the remainder of this Form 8-K, and we refer to the stockholders of Gifted Time Holdings Limited as "HollySys Holdings Stockholders.")

      For the acquisition, CNCAC will form its own wholly-owned subsidiary under the laws of the British Virgin Islands, under the name HLS Systems International Limited ("HLS"). At the time of the closing, CNCAC will merge with and into HLS for the purpose of redomestication out of the United States to secure future tax benefits. This redomestication merger will be achieved by a one-for-one exchange of all the outstanding common stock of CNCAC for common stock of HLS and the assumption of all the rights and obligations of CNCAC by HLS, including assumption of the outstanding warrants of CNCAC on the same terms as they currently exist. Concurrent with the redomestication merger, HLS will acquire all the common stock of HollySys Holdings by the issuance of shares and payment of cash consideration as described below, making it a wholly owned subsidiary of HLS. Additionally, at the closing, certain Chinese parties to the Purchase Agreement will execute various stock consignment agreements assigning to HollySys Holdings their rights in HollySys so that HollySys Holdings will have actual control of HollySys. As of the completion of the stock purchase, HollySys Holdings will own 74.11% of Beijing HollySys and 60% of Hangzhou HollySys. Beijing HollySys owns another 20% of Hangzhou HollySys, so HollySys Holdings will have direct or indirect ownership of 89.64% of Hangzhou HollySys. In addition, Beijing HollySys will own 70% of its subsidiary, Beijing HollySys Haotong Science & Technology Development Co., Ltd. ("HollySys Subsidiary"). Beijing New Technology Industrial Development Service Center and Beijing Liusuo Huasheng Technology Co., Ltd. hold the remaining 25.89% of Beijing HollySys.

      The current management of HollySys will continue to operate the Chinese companies. Dr. Wang Changli, the CEO of HollySys, will be CEO of HLS.

      The board of directors of HLS will initially consist of nine persons, of whom three members will be designated by HollySys stockholders, one member will be designated by the board of directors of CNCAC and five members will be independent directors. Madam Qiao Li, the current Chairperson of Beijing HollySys, will become the Chairperson of HLS, and Dr. Wang will be one of the initial directors. Kerry S. Propper, a current director and executive officer of CNCAC, also will become a director of HLS. At least five of the other six members of the HLS board of directors will satisfy the independence requirements of Nasdaq. Consideration will be given in selection of directors to meeting the requirements of Sarbanes-Oxley and Nasdaq listing requirements.


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

      The transaction is expected to be consummated in the second fiscal quarter of 2006, provided the stockholders of CNCAC approve, as discussed herein.

Purchase Price

      The HollySys Holdings Stockholders and their designees will receive an aggregate of $30,000,000 plus 23,500,000 shares of HLS common stock in exchange for all the outstanding common stock of HollySys Holdings.

      Of the $30,000,000 in cash consideration, up to $27,000,000 will be payable at closing. In the event that some of CNCAC's shareholders exercise their redemption rights, but not enough to result in disapproval of the transaction, the amount paid at closing might fall to as low as $23,000,000. The balance between the $30,000,000 owed and the amount actually paid at closing will be paid out on the basis of 50% of positive cash flow of HollySys Holdings, with respect to any fiscal year following the closing, based on the company's US GAAP audited financial statement, or in the event that HLS raises not less than $60,000,000 in equity through either the exercise of the warrants or by any other means.

      As additional purchase price, the HollySys Holdings Stockholders and their designees will be issued, on an all or none basis per year, an aggregate of 8,000,000 shares of common stock of HLS (2,000,000 each year), if on a consolidated basis, HLS has after-tax profits in the following amounts for the indicated 12-month periods ending June 30:

                 Year ending June 30,                After Tax Profit
                 --------------------                ----------------
                        2007                           $23,000,000
                        2008                           $32,000,000
                        2009                           $43,000,000
                        2010                           $61,000,000

Whether or not HollySys has hit the after-tax profit target in any year will be determined by the company's audit based on US GAAP, adjusted to exclude after-tax operating profits from any subsequent acquisition for securities that have a dilutive effect and any charge to earnings that results from the issuance of such shares for a prior year.

Representations and Warranties

      The Purchase Agreement contains representations and warranties of each of CNCAC and the HollySys Holdings Stockholders relating to, among other things:
(a) proper corporate organization and similar corporate matters; (b) capital structure of each constituent company; (c) the authorization, performance and enforceability of the Purchase Agreement; (d) possession of and compliance with necessary licenses and permits; (e) payment of taxes; (f) accredited investor status; (g) absence of undisclosed liabilities; (h)leases and ownership of other properties, including intellectual property; (i) accounts receivable; (j) inventory; (k) contracts; (l) title to and condition of assets; (m) absence of certain changes; (n) employee matters; (o)compliance with applicable laws; and
(p) absence of litigation. The HollySys Holdings Stockholders have further represented and warranted that they own all the stock of HollySys Holdings and that HollySys Holdings owns or controls the specified percentages of Beijing HollySys and Hangzhou HollySys.


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

Covenants

      Each of CNCAC and the HollySys Holdings Stockholders has agreed to continue to operate their respective businesses in the ordinary course prior to the closing. In addition, CNCAC will pursue this transaction and take the actions necessary to redomesticate at the time of the closing. The HollySys Holdings Stockholders will pursue this transaction and take the actions necessary to complete the restructuring related to the formation and ownership of HollySys Holdings so that at the closing there will be a parent holding corporation formed under British Virgin Islands law that controls Beijing HollySys and Hangzhou HollySys which operate under the law of the People's Republic of China ("PRC"). After making the initial filing of a proxy statement with the Securities and Exchange Commission, HLS will apply to have the shares of HLS listed in the Nasdaq National Market following the closing.

      Additional material covenants under the Purchase Agreement include:

      (i) Obtaining all necessary approvals, including shareholder and governmental approvals for redomestication in the BVI by CNCAC;

      (ii) HollySys and HollySys Subsidiary must maintain insurance polices providing insurance coverage for its business and its assets in the amounts and against the risks as are commercially reasonable for the businesses and risks covered;

      (iii) The HollySys Holdings Stockholders must protect confidential information and maintain the confidentiality of HollySys and HollySys Subsidiary's proprietary information and they must not compete with the business of HollySys and HollySys Subsidiary, without the written consent of HollySys Holdings, anywhere in the PRC, Hong Kong and Taiwan;

      (iv) Until the closing the HollySys Holdings Stockholders shall not solicit or initiate proposals from, provide information to or hold discussions with any party, enter into any agreement or understanding, providing for any acquisition of any capital stock of HollySys Holdings and any HollySys Holdings subsidiary or any part of their respective assets or businesses;

      (v) CNCAC will submit to its stockholders for approval, as part of a proxy statement, a proposed equity compensation plan that would permit the granting of stock options, shares of restricted stock and other awards to all qualified persons. The pool of shares initially available for this plan will equal 10% of the total shares of HLS expected to be outstanding immediately after closing. CNCAC does not intend to grant any shares or other awards prior to closing. This plan would be assumed by HLS at the closing and would be available for HLS to use thereafter.

Conditions to Closing

      A. General Conditions

      Consummation of the transaction is conditioned on the stockholders of CNCAC, at a meeting called for these purposes, (i) approving the Purchase Agreement and related transactions, and (ii) approving the merger of CNCAC into HLS for the purpose of corporate redomestication in the BVI, which will include retention of the HLS name and an increase in the authorized capital of the current company.

      The matter of the Purchase Agreement and the related transactions will require approval by the holders of a majority of the common stock of CNCAC. All of these matters will be described in a proxy statement/prospectus in the registration statement to be filed by HLS. The holders of the common stock of CNCAC issued prior to its initial public offering ("IPO"), including such shares held by the current officers and directors of CNCAC ("Non-Public Shares"), have agreed to vote in the matter of the Purchase Agreement as the majority of the shares sold in the IPO ("Public Shares") are voted. Additionally, if holders owning 20% or more of the Public Shares both vote against the transaction and exercise their right to convert their Public Shares into a pro-rata portion of the funds held in trust by CNCAC, then the transaction contemplated by the Purchase Agreement cannot be approved. The approval of the redomestication merger will require a vote of a majority of the outstanding common stock of CNCAC.

      In addition, the closing under the Purchase Agreement is conditioned upon
(i) no order, stay, judgment or decree issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of the transactions contemplated in the Purchase Agreement, (ii) execution and delivery to each party of each of the various transaction documents, (iii) delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Purchase Agreement have been materially complied with by each party, and (iv) receipt of necessary consents and approvals by third parties and completion of necessary proceedings.

      B. HollySys Holdings Stockholders Conditions to Closing

      The obligations of each HollySys Holdings Stockholder to consummate the transactions contemplated by the Purchase Agreement also are conditioned upon each of the following, among other things: (i) HLS will be an existing company under the laws of the British Virgin Islands; (ii) HollySys shall have entered into, effective as of the closing, the employment agreements with its key executives, including Dr. Wang Changli and Madam Qiao Li, the forms of which are exhibits to the Purchase Agreement; (iii) disbursement of funds held in the trust account maintained for CNCAC and (iv) delivery of shares of HLS stock to each HollySys Holdings Stockholder as set forth in the Purchase Agreement.

      C. CNCAC's Conditions to Closing

      The obligation of CNCAC to consummate the transactions contemplated by the Purchase Agreement also are conditioned upon each of the following, among other things:

      (i) The HollySys Holdings Stockholders shall have delivered the HollySys Holdings stock;

      (ii) The Stock Consignment Agreements will be executed and delivered;

      (iii) At the closing, there shall have been no material adverse change in the assets, liabilities, financial condition or prospects of HollySys Holdings or HollySys or the HollySys business from that shown or reflected in the financial statements of HollySys Holdings at September 30, 2005 and as to be described in the CNCAC registration statement, and between the date of the Purchase Agreement and the closing date, there shall not have occurred an event which, in the reasonable opinion of CNCAC would have a material adverse effect on HollySys Holdings or HollySys;

      (iv) The information about HollySys Holdings and HollySys and its management provided for inclusion in the CNCAC registration statement at the time of its distribution and at the closing, will accurately reflect the business, HollySys Holdings, HollySys, HollySys Subsidiary and the HollySys Holdings stockholders, and not contain any untrue statement of a material fact or omission of a material fact; and

      (v) Dr. Wang Changli and Madam Qiao Li will have entered into their respective employment agreements with HollySys.

Indemnification

      The HollySys Holdings Stockholders shall indemnify and hold harmless CNCAC (or HLS after closing) for any damages, whether as a result of any third party claim or otherwise, and which arise from or in connection with the breach of representations and warranties and agreements and covenants of the HollySys Holdings Stockholders. CNCAC (or HLS after closing) shall indemnify and hold harmless each HollySys Holdings Stockholder from and against and shall reimburse each HollySys Holdings Stockholder for any damages, whether as a result of any third party claim or otherwise, and which arise from or in connection with the breach of representations and warranties and agreements and covenants of CNCAC, which will be assumed by HLS upon the redomestication merger. Claims may be asserted once the damages exceed $250,000. Any indemnification payments shall be deemed to be an adjustment to the purchase price.

      The determination to assert a claim for indemnification against the HollySys Holdings Stockholders for the benefit of HLS will be determined by an independent committee of the board of directors of HLS. The independent committee of the board of directors will consist of at least two persons, as agreed upon by HollySys Holdings Stockholders and CNCAC, none of whom may be an officer or employee of CNCAC (or HLS after closing) and its subsidiaries or the direct or beneficial owner of 5% or more of the voting capital stock of CNCAC (or HLS after closing).

Termination

      The Purchase Agreement may be terminated at any time, but not later than the closing, as follows:

      (i) By mutual written consent of CNCAC and HollySys Holdings Stockholders;

      (ii) By CNCAC if the HollySys Holdings Stockholders amend a schedule and such amendment or supplement reflects a material adverse change in the condition, operations or prospects of its business;

      (iii) By HollySys Holdings Stockholders, if CNCAC amends a schedule and such amendment or supplement reflects a material adverse change in the condition, operations or prospects of its business;

      (iv) By either party if the closing has not occurred by June 30, 2006 (unless such terminating party is in material breach of any of its covenants, representations or warranties);

      (v) By HollySys Holdings Stockholders, if CNCAC has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within 10 business days of the notice of an intent to terminate, provided that HollySys Holdings Stockholders are themselves not in breach;

      (vi) By CNCAC, if any HollySys Holdings Stockholder has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within 10 business days of the notice of an intent to terminate, provided that CNCAC is itself not in breach;

      (vii) By CNCAC if its board of directors shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate the Purchase Agreement is reasonably likely to result in the board of directors breaching its fiduciary duties to stockholders by reason of the pendency of an unsolicited, bona fide written proposal for a superior transaction; or

      (viii) By either party if, at the CNCAC stockholder meeting, the Purchase Agreement and the transactions contemplated thereby shall fail to be approved by the affirmative vote of the holders of the majority of CNCAC's common stock, or 20% or more of the Public Shares request conversion of their shares into a pro rata portion of the trust fund in accordance with the CNCAC certificate of incorporation.

      HollySys and the HollySys Holdings Stockholders have no right to damages from CNCAC or HLS, and they have no right to any amount held in the trust fund, and they have agreed not to make any claim against CNCAC and HLS that would adversely affect the business, operations or prospects of CNCAC and HLS or the amount of the funds held in the trust fund.

Employment Agreements

      Dr. Wang Changli and Madam Qiao Li will enter into employment agreements of at least 3 years with HollySys. Madam Qiao will be the Chairperson of the board, and Dr. Wang will be employed as the chief executive officer. The agreements will provide for an annual salary and a discretionary cash bonus based on the growth in CNCAC's per-share value, achievement of growth and business targets, satisfaction of company capital requirements and other criteria, as the compensation committee determines. The executives will be entitled to insurance benefits, five weeks vacation, a car and reimbursement of business expenses. The agreements will be terminable by HollySys for death, disability and cause. The agreements will contain provisions for the protection of confidential information and a three-year post-employment non-competition period within the PRC.

Item 7.01 Regulation FD Disclosure

Overview of HollySys Holdings and HollySys

      HollySys Holdings, through its Chinese operating companies, including Beijing HollySys, Hangzhou HollySys and HollySys Subsidiary, is a leader in China's automation and controls industry. It develops, designs, produces, installs and maintains automation and control equipment and systems for a broad array of industries.

      HollySys has historically focused its efforts in the Distributed Control Systems ("DCS") area, with a primary concentration in power plant and chemical plant automation systems. However, HollySys also has a significant market presence in the basic materials, pharmaceutical and food and beverage processing industries.

      Over the past five years HollySys has channeled significant resources into R&D and sales efforts for market segments it believes will have the greatest growth and margin protection over the coming 10 years. That research has born fruit, and HollySys has now commercialized complex automation systems focusing on nuclear power generation and rail transportation systems.

      Currently, HollySys conducts its operations principally through two companies, Beijing HollySys and Hangzhou HollySys. In addition, Beijing HollySys is the majority owner of Beijing HollySys Haotong Science and Development Co., Ltd., which is also engaged in the automation industry, and Beijing HollySys owns less than a controlling interest in several other companies engaged in related activities (the "HollySys Affiliates"). Beijing HollySys was founded in 1996 and has headquarters in Beijing. Hangzhou HollySys was founded in 2003 and is located in Hangzhou. HollySys and the HollySys Subsidiary collectively employ approximately 1000 people.

      HollySys conducts its operations through nine regional offices, including the main offices of Beijing HollySys and Hangzhou HollySys. Those nine offices, each of which includes its own engineering, technical and sales personnel, give HollySys coverage of those areas of China that supply the vast majority of the demand for automation and control products, systems and services.


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

Leading Market Position

      Through its strategy of delivering integrated service, software and hardware and its close affiliations with leading technical and research institutes in China, HollySys has achieved a leading position in the domestic Chinese automation industry. In terms of market share, HollySys controls approximately 16% of the DCS market in China. Currently, HollySys ranks number two in market share in China behind multinational ABB and above a list of distinguished companies, including Honeywell, Siemens, Yokugowa, Invensys, Emerson, GE and Supercon.

      HollySys' management believes that the quality of its systems is unsurpassed by local Chinese competitors and is comparable to high-end foreign suppliers of DCS. HollySys' project history supports that view. After three years of review and analysis, BASF has designated HollySys as a qualified DCS vendor, a distinction shared with large multinationals such as ABB and Emerson. In addition, HollySys is the only Chinese company to have designed and provided the advanced control systems required for Chinese nuclear power plants, the most demanding and critical of control system applications. HollySys systems are used today in the Qinshan Nuclear Power Plant, China's first 600 MW nuclear-powered electric generating plant, establishing HollySys as a leader in quality and reliability in the Chinese market.

      HollySys' CEO, Dr. Wang Changli, has global business experience and access to global resources through his previous industry, educational and research ties, including his current position as Vice Chairman of the China Automation Association. His experience includes project work in the U.S. at Westinghouse Corporation, one of the international leaders in automation and control systems technology. He is strategically focused on identifying market opportunities for the application of automation systems technology in China. His command of English, the result of many years spent in both the U.K. and the U.S., positions him to lead HollySys forward into international markets, a part of the HollySys plan.

      One of HollySys' key strengths is its large and experienced team of engineers. These professionals, who are expert in their respective disciplines that range from mechanical to electronic to software engineering, also possess extensive knowledge of the business processes for which they design products and systems. As a result, the HollySys engineering staff specializes in custom systems that are directly suited to a particular customer's needs, increasing the utility of its offerings and overall customer satisfaction. HollySys' ability to customize systems on the local level gives it a competitive advantage over foreign automation companies.

      The company's research and development efforts have led to the invention of several proprietary systems in the fields of Distributed Control Systems and transportation automation systems. HollySys' kernel technologies provide a platform that is designed to enable the rapid and efficient development of HollySys technologies for specific applications that are quickly, efficiently and affordably tailored to particular industries and the needs of its individual customers. Its software development tools enable HollySys to custom program its systems rapidly, allowing HollySys to apply digital technologies that take advantage of the tremendous advances in electronics and information technology to improve quality and reliability while reducing cost. The market for HollySys' products includes not only the continuing large number of factories that are under construction in China's rapidly expanding industrial base, but also extends to the replacement and upgrading of outmoded legacy systems to bring a higher degree of control and efficiency to the automation of processes, delivering increasing benefits to customers that must meet stiffening competition.

      An important advantage of the HollySys platform is its open architecture. This allows the integration of current HollySys equipment and systems with the installed base supplied by other manufacturers in the past. That means HollySys can compete effectively for additions to and upgrades of the large installed base of automation and control systems, significantly expanding its potential market.

      Another of the ways that HollySys has generated its impressive record of growth in revenues and profits has been to incorporate customer training and an ongoing service component into its product offerings. The training helps to ensure that customers derive the greatest amount of benefit possible from their new automation system (think about how many functions a typical cell phone user ignores, or is even unaware of, that could make the phone more useful). This training leads to increased value, which in turn generates customer satisfaction and loyalty.

HollySys Is an Established Leader in China's Domestic Automation Industry

      The vast majority of the global automation market is controlled by a handful of multi-national companies, most of them with western roots. The competition includes some very recognizable names: Honeywell (US) Siemens (Germany); General Electric (US); ABB (Sweden); Rockwell (US); Westinghouse
(US); and Hitachi (Japan). The western roots of automation are not surprising, as that is also where industrialization began and progressed the farthest during the 19th and 20th centuries.

      However, a new focus of the automation market is China, where the tremendous growth of industrialization is by now a very familiar story. Manufacturing jobs in the US and other western economies over the past two decades have steadily decreased, while China's industrial base has expanded at the rate of 8.5% annually since 1991. China's shift from an agrarian economy to one of the world's leading producers of industrial equipment and consumer goods has created a substantial and growing demand for the automation systems that help to make those manufacturing processes more efficient, reliable and safe.

      HollySys is a recent entrant into the automation and controls market relative to almost all of its major competitors (just over a decade versus a century or more for some others). However, HollySys has managed to capture what its management estimates to be 16% of the Chinese Distributed Control Systems market and to establish a leadership position in some key segments. The growth in HollySys' revenues has outpaced the growth of the automation market in general.

      HollySys and CNCAC believe that this increasing market share is evidence of the effectiveness of the HollySys strategy and the quality of its products and services.

      While industrialization has fueled the automation market in China and is expected to continue to do so, there has also been substantial growth in other areas served by the automation and controls industry, and that growth is expected to continue as well. These areas include rail transportation, both passenger and freight, and the power generating industry, both conventional and nuclear.

      The railways are China's commercial lifeblood, much as was true in the U.S. during its industrial and westward expansion. The railways are the primary means of transportation within China for both freight and people. As a result of the upsurge in the Chinese economy over the past two decades, the rail system is becoming increasingly constrained and is in need of both expansion and upgrading. In addition, with the ever increasing relocation of the population to the cities, a dramatic increase in urban and metropolitan rail transportation is on the drawing board. Overall growth in China's rail systems of all types is projected at approximately 20% annually over the next 10 years.

      Rail systems are a large automation and control systems market. These automation and control systems not only help to ensure safe operation through interlock systems that prevent collisions, but also enable increased utilization of the existing infrastructure by managing traffic flow in the most efficient way, helping to meet the growing demand while minimizing costly infrastructure additions and expansions that take many years to build, and thus cannot help meet current traffic needs.

      The current and continued growth in China's rail transportation networks will require the installation of new and improved automation systems to handle the new track and stations being added. At the same time, the increased loads on existing networks resulting from increased traffic and interconnections with new lines, together with the benefits of upgrading to more efficient and effective modern controls, should spur the upgrading of large numbers of existing systems. As a result, HollySys and CNCAC believe that rail transportation will be an important part of the automation market in China for the next several decades.

      China's growing industrial activity and its shift toward a consumer society as the affluence of its population grows and spreads has also created increasing demand for electric power. Electric power consumption in China is projected to grow at an annual rate of at least 6.6-7.0% from 2003 to 2010 and 4.5-5.5% from 2011 to 2020, leading to the construction of hundreds of new generating stations. All of those power stations will incorporate extensive control systems to support their proper operation and to improve efficiency by coordinating output with demands from the grid.

      One segment of the power industry that relies especially heavily on control systems for operation and safety is nuclear power generation, which has been earmarked by the central government to undergo substantial growth in China. Approximately 75% of China's current power generation is fossil-fuel based, with the majority of that coming from coal. Nearly all of the rest of China's power is hydroelectric, with just 1% currently coming from nuclear power. There is, however, a decided shift to increase the nuclear power generating base. This shift is being driven by several factors, including:

      - initiatives to reduce the air pollution associated with coal-burning;

      - the scarcity in China of alternative clean fuels such as oil and natural gas, which poses a risk of supply disruption; and

      -     the increasing and unstable prices for fossil fuels.

As a result, the amount of energy to be generated by Chinese nuclear power stations is expected to increase ten-fold over the next 15 years. China will construct approximately 30 new nuclear power plants to supply that demand.

      HollySys provided many automation systems for the Qinshan nuclear power station, which is the only locally constructed 600 MW nuclear power plant currently operating in China. HollySys is the only Chinese automation company that is qualified to work in the nuclear power industry, placing it in an ideal position to secure a large amount of this prestigious and profitable business in the future.

      Not all of China's growing power demands will be met by nuclear plants, and an even greater number of conventional plants will be constructed over the same period of time. However, the factors that are driving an increase in nuclear power generation - the high cost and scarcity of fuels to power conventional plants and the need to minimize the pollution they create - are also giving rise to a demand for improved automation and control systems for conventional plants. As a result, a substantial proportion of the installed electric generating base is expected to undergo an upgrade of their existing automation and control systems to take advantage of the added benefits that modern systems provide in efficiency and reliability relative to many of the legacy systems in place.

HollySys Has a Seasoned Management Team

      The CEO of HollySys, Dr. Wang Changli, is an accomplished professional in automation systems technology. He received his BSc in Automation from Tianjin University in 1984 and his PhD in Automation from Lancaster University in 1988. His work experience includes over 17 years in the automation and controls industry, including being the Vice Chairman of the Chinese Automation Association.

      Dr. Wang's responsibilities include guiding the overall direction of the company, as well as active participation in the strategic aspects of product design and the targeting of market opportunities for HollySys products and services. The R&D department has 200 engineers, and reports directly to him, making the implementation of strategy efficient and effective.

      HollySys has a large staff of engineering and technical personnel. Seven hundred of its employees possess an engineering degree, and another 200 are highly skilled technicians. Together they comprise approximately 90% of the total HollySys workforce, a concentration of engineering and technical talent that HollySys does not believe is matched by any of its competitors. HollySys' strong reputation allows it to attract and retain the engineering talent it needs to execute its business strategy. As the prevailing wage for engineers in China is considerably less than the equivalent rates in Western economies, HollySys sees this as a significant competitive advantage.


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      Since the HollySys market strategy is to tailor its products to the specific needs of its customers, the company's sales force includes numerous engineers from a variety of disciplines. The collective expertise of this qualified sales staff of professionals gives HollySys an additional advantage relative to its domestic competitors.

Production of Attractive Automation Products and Services

      HollySys believes that its product design and application are unmatched among its domestic competitors. It also believes that the sophistication and quality of its products rival those of the western-based industry leaders, while its ability to understand and meet the needs of its Chinese customers gives it a decided advantage over those western competitors. The value of this combination is reflected in its strong revenue and profits growth in recent years.

      HollySys is committed to incorporating the latest advances in electronics and information system technology into its products and, whenever possible, developing state-of-the-art proprietary products based on its extensive internal expertise and research efforts. HollySys currently spends approximately 3-5% of annual revenues on research and development, which has led to its holding over 42 patents on inventions relevant to its business.

Differentiation from both Western and Domestic Competitors Is a Priority.

      Having proprietary systems and products offers a competitive advantage over domestic Chinese competitors that lack the capabilities of HollySys. However, a number of large multinational companies with extensive resources have been offering first rate automation systems to Chinese customers since before HollySys existed. Differentiation from its multinational competitors on the basis of product quality is not alone sufficient to give HollySys an advantage over those competitors in the Chinese market. Having recognized this, HollySys has developed a multi-pronged strategy that has proven very successful, as its increasing revenues show. That strategy includes the following elements:

      - A large, low cost engineering staff that permits HollySys to provide a custom solution to its customers at a lower price and quicker delivery than western companies can supply an off-the-shelf system;

      - Providing a one stop solution for customers consisting of a fully integrated system that includes ERP, Manufacturing Execution Systems, Distributed Control Systems, Programmable Logic Controls and other dedicated automation equipment;


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

      - Offering both automation hardware and integration services, contrasted with the western model of providing system platforms alone;

      - Development of kernel technologies that provide a platform for rapid and efficient adaptation of basic modules to the specific needs of a given customer, which renders the resulting product both more useful and affordable;

      - Utilization of engineering professionals in the sales process to help match system capabilities to customer needs and provide the assurance that HollySys can meet those needs;

      - An in-depth understanding of local Chinese business capabilities, needs and practices that enables HollySys to design a custom fit for the size, type and level of sophistication of the customer;

      - Use of an open architecture in its systems that enables HollySys to integrate them with legacy systems developed by other providers;

      - Offering ongoing services, which not only create the opportunity to generate additional revenue, but enable HollySys to troubleshoot installations effectively, help to ensure that maximum benefit is derived from the system, and gives HollySys the ability to identify the need for new products and services that will benefit the customer and generate additional business for HollySys.

      Based on its experience, HollySys' management believes that Western competitors of HollySys are generally accustomed to dealing with customers that either have a high level of sophistication and internal capabilities or rely on systems integrators to "tie" the system into the customer's information technology network. In those cases, the automation system provider can deliver a system and, literally, walk away, leaving the customer or a third party vendor to integrate, manage and maintain the system.

      There are many customers in China with sophisticated internal capabilities, and HollySys actively and successfully pursues and receives orders from them. However, HollySys believes the largest potential market involves customers and potential customers that can benefit from automation and control systems, but who lack the ability to implement them without the support that the HollySys integrated automation and process control products offer.

      HollySys and CNCAC believe that it is with this large "middle" market in China that HollySys has a distinct competitive advantage relative to its western competition, and HollySys has designed its strategy of customer acquisition, service and retention to address that market fully.

      Emphasis on Engineering. Engineers are a critical element of effective design of both hardware and software components of automation equipment and systems. For western companies, they are also a very costly element of the process. Even the largest western companies face constraints in the size of their engineering staffs due to the high salaries and attendant costs.

      The HollySys strategy has been to take advantage of the low cost of engineers in China relative to those in the west to increase the sophistication of its products and to accelerate their development. Applying high levels of engineering effort to each product enables HollySys to provide a solution that is tailored not only to the industry in which the customer operates, but also to the customer's specific needs. That custom solution is provided at a cost that is typically lower than the generic products of its competitors.

      Industry Process Knowledge. HollySys doesn't use its engineering resources in the abstract, but rather devotes substantial time and effort to understanding the customer's processes. That knowledge of the customers' businesses helps the engineers to ensure that the systems they design will provide the optimum in benefits for the customers. HollySys maintains this information in an extensive "library" of industry process information that it utilizes to speed up the system design process and to maximize the quality of the result, while at the same time minimizing costs.

      As a result, HollySys is able to take into account the widely varying degree of sophistication and resources that its Chinese customers possess. The result of this strategy is to broaden its potential customer base and to deliver consistently products that are of value to these customers.

      Integration Services. Western automation system companies are principally system platform suppliers. The role of integrating the systems into the customer's overall management information system is generally left to independent firms, which are widespread in western countries.

      China does not have a large number of systems integration companies to perform this work, as the profitability of these companies has historically been very low. HollySys has bridged that gap by providing a vertically integrated solution to its customers that includes integration of the HollySys hardware into the customers' overall manufacturing and information systems. This combination of the two aspects of system design and installation take further advantage of the low cost of engineering services in China and provides another benefit, as the design and integration teams can work together to produce the best result more quickly and efficiently, again lowering costs.

      Kernel Technologies. Although HollySys delivers tailored systems, its systems are based on basic modules of automation technology that are common across a broad array of industries and applications. Using these modules as a starting point, development of an industry and customer-specific product is both more efficient and produces a better result than starting from scratch each time. That means that HollySys, with its labor cost advantages, can provide a highly customized automation product at a very favorable cost.

      Use of Engineering Sales Personnel. The use of trained engineers in product and system design is complemented by the use of engineers in the sales process as well. The advantages of doing so are substantial. They include the ability to understand from the beginning the needs of the customer and how to address them and the ability to convey that information to the team that will ultimately develop the system to be installed. HollySys' adoption of this practice has enabled it to differentiate itself from domestic Chinese companies and gain the number 2 market position in Distributed Control Systems, ahead of many western multinational competitors.

      Accounting for the Broad Array of Chinese Customers' Capabilities. China's rapid growth and industrialization distinguish it from other manufacturing nations in some ways. There are many "established" Chinese companies that operate in facilities that are decades old, many companies that operate in new or recently upgraded facilities, and the largest number that fall somewhere in between.

      HollySys, to a greater extent than its western competitors, understands the full range of needs and capabilities that its Chinese customers possess, and it has designed its business to meet them. As a result, it is able to offer even the most basic control systems solution while also providing the most sophisticated systems available to applications that meet the rigorous requirement of the highly complex and demanding nuclear power industry.

      Open Architecture "Opens" the Market. Western companies tend to focus their businesses on proprietary systems that cannot be readily integrated with those of a competitor. This helps to force customer's to be "loyal" by significantly increasing the cost of system changes.

      When HollySys started, it faced the problem that its competitors had a significant installed base. Rather than ceding the large potential market represented by the installed base, HollySys decided to use an "open" architecture in its software design, one that makes HollySys products and systems capable of being integrated with the legacy products of its competitors. The result was to expand the potential market for HollySys products from new installations alone to installations that involve upgrading the large number of existing systems throughout China.

      The Role of Post-Installation Maintenance Services. Automation systems require regular maintenance to operate within the tight tolerances needed to meet customer requirements. Older, analog systems were well within the capability of many customers to maintain on their own. However, as automation systems shifted to electronic components utilizing custom software and working off of digital signals, their complexity increased and the ability of customers to maintain their systems independently decreased. It is possible for customers to hire specialized personnel with the knowledge to perform system maintenance. However, it is not efficient for them to do so, as their maintenance responsibilities would absorb only a portion of a work week.

      HollySys believes that it is unique among automation equipment manufacturers because it offers its customers maintenance services along with its products. The company's nine regional sales and services offices place it within easy reach of a very high proportion of its customer and potential customer base. That means it is possible for a single maintenance technician to cover maintenance calls for many customers each week, making the service more cost-effective than having the customer maintain the systems on its own.

      The advantages of offering this service lie not in the revenue that it generates directly, but in the benefits derived from the strengthened relationship with customers. Those benefits include: more effective maintenance and system operation, which leads to increased customer satisfaction; better customer relationships, which improve customer loyalty; and the ability to identify new business opportunities for HollySys as the customer's business evolves.

Sales Organization and Process

      HollySys has its own sales organization of 300 persons that oversee all aspects of the sales process. Sales activities are coordinated at the highest level in the headquarters of Beijing HollySys and Hangzhou HollySys. However, each of the other 7 regional offices has its own sales staff that is responsible for implementing the sales policies established at headquarters.

      The company's sales teams consist of a complementary group of sales personnel, hardware and software engineers. The company also makes certain that a member of the sales team possesses significant hands-on, industry-specific experience. This permits the team to do an on-site process analysis that comes from first hand knowledge of the processes being evaluated. This, in turn, makes the design and implementation of upgrades simpler.

      This relatively intense effort at the sales stage promotes the success of HollySys in a number of ways. They include the ability to design the system that best meets the needs of the customer, delivering a custom solution, not an off-the-shelf amalgamation of hardware. By using technically skilled personnel at this early stage, the design and production of that custom solution are accelerated, meaning that the customer not only gets a product designed to meet its specific requirements, but gets it as fast as or faster than HollySys' rivals can produce their standard systems. The result is a system that is more effective, efficient and reliable, which in turn leads to a truly satisfied customer.

      As noted earlier, HollySys is able to apply a large amount of engineering resources to this and other phases of its businesses because engineering talent in China costs only about 10% to 15% of what it costs in the U.S. and Western Europe.

Strong Product Platform

      One of the strengths of HollySys is its HOLLiAS platform and its strong portfolio of associated intellectual property.

      HollySys produced its first operating DCS, the first successful DCS produced in China, in 1993. Since then it has devoted a significant amount of effort and resources to improving its technological base, and the result is the fourth generation of HollySys DCS, HOLLiAS.

      The HOLLiAS (HollySys Integrated Industrial Automation System) system made its debut in 2004. Developed to satisfy the needs of the most demanding customers and applications, it incorporates enhancements and innovations in electronics and information system technologies.

      Since being introduced in 2004, HOLLiAS has generated sales of approximately 600 million RMB from more than approximately 700 projects, representing approximately 70% of HollySys' total revenues over that period. HOLLiAS is constructed using a modular architecture. It consists of four separate layers of components that can either stand alone or be integrated into an enterprise-wide system. The four layers of modules address each of the following:

      -     field signal processing;

      -     process and machine control;

      -     plant manufacturing execution and management; and

      -     the enterprise operation management functions.

The key characteristics of the HOLLiAS system include the following:

Data Collection and Processing: The HOLLiAS system samples, processes and generates effective, complete, reliable and real-time information to enhance the various functions of industrial operations. This includes the collection and analysis of data that enhance the management of procurement, raw materials inventory, production, finished goods inventory, sales and marketing and customer service.

Integration: The HOLLiAS platform is an integrated system that is at the leading edge of technological achievements in this field. Not only can the large spectrum of HollySys' products developed for different dedicated applications be organically integrated, but most of the installed base of legacy hardware and software products developed and manufactured by other international vendors can easily be integrated into the system to fulfill customers' specific requirements as they develop. These capabilities are indispensable in protecting the value of the customers' earlier investment in control technologies, since it enables the customers to continue their existing systems while adopting the HollySys platform for new applications, eliminating the need to replace the entire system, and thus opening the entire market to HollySys.

Management Believes that HOLLiAS has Unmatched Flexibility: The HOLLiAS platform is an advanced DCS system that is adaptable to the full array of customer requirements. With its sophisticated system software, its processing speed is superior to most current DCS systems. Its solid-state structure permits offering the full range of functionality needed for continuous, batch and discrete manufacturing processes and to withstand the hostile environments in which it must often operate. In short, HOLLiAS has the power of a dedicated system, but it can be adapted to manage a broad array of applications, placing it at the forefront of global DCS market trends.

Distributed and Decentralized Architecture: Based on field-bus and embedded computer technologies, the HOLLiAS system enjoys the utility of scalable modularity. In addition, the distributed smart input/output modules enable its customers to install them in the vicinity of the signal sources, leading to substantial cost savings on cabling and installation. Furthermore, the local processing of analog signals in the vicinity of the source and transmitting them in digital form greatly enhances the signal quality compared with the direct transmission of analog signals from the field to the control room. HollySys believes that only a few DCS systems in the world other than HOLLiAS offer these distributed and decentralized structures.

High Quality and Economical: The HOLLiAS platform has reliable, proliferated functionalities that meet the requirements of a broad array of applications while offering ease of maintenance. The modularity and flexibility of the HOLLiAS system means that HollySys can offer its customers a solution that is tailored to its needs and capabilities but at a cost that is lower than the competition's off-the-shelf solutions, while still maintaining healthy profit margins. Some of that cost advantage is inherent in the platform's design, while some derives from China's labor cost advantages. In addition, HollySys is relatively unconstrained by its legacy systems, so it can offer the latest advances in electronics, which tend to be less costly and more reliable than older systems due to the increased power and function that they offer.

      A key consideration in the design of the HOLLiAS platform was the company's anticipated entry into the rail and nuclear power markets, where system reliability is the paramount requirement. Management believes that the HOLLiAS platform provides the basis for HollySys to achieve significantly deeper penetration into these markets, not only within China, but also internationally.

      HollySys possesses a number of Chinese patents at present, and it intends to broaden its patent portfolio and extend its new patents to international jurisdictions. However, patents provide only one level of protection for HollySys technology, and perhaps not the most important one. A key deterrent to a competitor's adoption of HollySys technology comes from the unique combination of hardware and software into an integrated system that is very difficult to reverse engineer.

      Most automation companies develop hardware that can be derived from readily available electronic and mechanical components. The function of that hardware is then determined by the systems integrators, third party contractors who take the hardware network and stitch it together with external programs.

      Either of these elements is, by itself, not too hard to replicate. However, the HollySys system design process results in a high degree of internal integration of hardware and software, a significant amount of the programming being specially designed for and embedded in the hardware network as configured for the specific customer. Such a highly integrated system is much more difficult to duplicate, and the interdependence of all of the components in the system mean that patent protection on just a few key elements makes the balance of the system worthless to competitors.

      Another way that HollySys keeps ahead of its competitors is by its pace of development. HOLLiAS is the fourth generation of controller system developed by HollySys, and it took the company only a little more than a decade after its first operational system to achieve this breakthrough. HollySys believes that its competitors are frequently hampered by institutional factors that slow the product development process. As a result, their products cannot incorporate the latest advances in electronics.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

      (d)   Exhibits:

            99.1 (Filed herewith) Press release dated February 2, 2006

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2006                 CHARDAN NORTH CHINA
                                        ACQUISITION CORP.

                                        By: /s/ Richard Propper
                                            ------------------------------------
                                            Name:  Richard Propper
                                            Title: Chairman














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

CONTACT:                               -OR-      INVESTOR RELATIONS
Richard Propper, MD, Chairman                    Devin Sullivan
Chardan North China Acquisition Corp.            (212) 836-9608
(619) 795-4627                                   dsullivan@equityny.com

                                                 Adam Prior
                                                 (212) 836-9606
                                                 aprior@equityny.com













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